Exhibit 10.2

GUARANTY

This GUARANTY (this “Guaranty”) is executed as of November 3, 2016, by TOYS “R” US, INC., a Delaware corporation, whose address for all purposes hereunder is 1 Geoffrey Way, Wayne, New Jersey 07470 (together with any successors and permitted assigns, “Guarantor”), for the benefit of GOLDMAN SACHS MORTGAGE COMPANY, a New York limited partnership, whose address for all purposes hereunder is 6011 Connection Drive, Suite 550, Irving, Texas 75039 (“GS”) and BANK OF AMERICA, N.A., a national banking association, whose address for all purposes hereunder is having an address at 214 North Tryon Street, NC1-027-15-01, Charlotte, North Carolina 28255 (“BOA”; together with GS and each of their respective successors and assigns, individually and/or collectively, as the context may require, “Lender”).

W I T N E S S E T H

WHEREAS, Lender has agreed to make a loan (the “Loan”) to Toys “R” Us Property Company II, LLC, a Delaware limited liability company (“Borrower”), in the original principal amount of Five Hundred Twelve Million and No/100 Dollars ($512,000,000.00), pursuant to that certain Loan Agreement, dated as of the date hereof, by and between Borrower and Lender (as the same may be amended, restated, replaced, extended, supplemented or otherwise modified from time to time, the “Loan Agreement”; capitalized terms used herein but not otherwise defined shall have the respective meanings ascribed to such terms in the Loan Agreement);

WHEREAS, to evidence the Loan, Borrower has executed and delivered (i) a Promissory Note A-1, dated as of the date hereof, in the original principal amount of $256,000,000.00 to GS and (ii) a Promissory Note A-2, dated as of the date hereof, in the original principal amount of $256,000,000.00 to BOA (as each of the same may be amended, restated, replaced, extended, supplemented, or otherwise modified from time to time, collectively, the “Note”), and Borrower has or will become indebted, and may from time to time become further indebted, to Lender with respect to the Loan;

WHEREAS, Lender requires as a condition to making the Loan that Guarantor agrees to unconditionally guaranty for the benefit of Lender and its successors and assigns, the full and timely payment and performance of the Guaranteed Obligations (as hereinafter defined);

WHEREAS, Guarantor directly and/or indirectly owns an interest in Borrower and will derive substantial economic benefit from the making of the Loan by Lender to Borrower; and

WHEREAS, Guarantor has agreed to execute and deliver this Guaranty in order to induce Lender to make the Loan.

NOW, THEREFORE, to induce Lender to make the Loan to Borrower and in consideration for the substantial benefit Guarantor will derive from the making of the Loan and for other good and valuable consideration, the receipt and legal sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

ARTICLE I

NATURE AND SCOPE OF GUARANTY

1.1 Guaranty of Obligations. Guarantor hereby absolutely, irrevocably and unconditionally guarantees to Lender the full and timely payment and performance of all of the Guaranteed Obligations as and when the same shall be due and payable, whether by lapse of time, by acceleration of maturity or otherwise. Guarantor hereby absolutely, irrevocably and unconditionally covenants and agrees that it is liable for the Guaranteed Obligations as primary obligor.

1.2 Definitions of Guaranteed Obligations. As used herein, the term “Guaranteed Obligations” means all obligations and liabilities of Borrower pursuant to Section 9.19(b) of the Loan Agreement.

1.3 Nature of Guaranty. This Guaranty is an irrevocable, absolute and continuing guaranty of payment and not a guaranty of collection. No exculpatory language contained in any of the other Loan Documents shall in any event or under any circumstances modify, qualify or affect the personal recourse obligations and liabilities of Guarantor hereunder. This Guaranty may not be revoked by Guarantor and shall continue to be effective with respect to the Guaranteed Obligations arising or created after any attempted revocation by Guarantor and, if Guarantor is a natural person, after Guarantor’s death, in which event this Guaranty shall be binding upon Guarantor’s estate and Guarantor’s legal representatives and heirs. It is the intent of Guarantor and Lender that the obligations and liabilities of Guarantor hereunder are absolute and unconditional under any and all circumstances and that so long as any portion of the Indebtedness shall be outstanding, such obligations and liabilities shall not be discharged or released in whole or in part, by any act or occurrence (other than the defense of actual payment in full of the Guaranteed Obligations) (including the fact that at any time or from time to time the Indebtedness or the Guaranteed Obligations may be increased or reduced) that might, but for the provisions of this Guaranty, be deemed a legal or equitable discharge or release of Guarantor. This Guaranty may be enforced by Lender and any subsequent holder of the Note or any part thereof and shall not be discharged by the assignment or negotiation of all or any part of the Note.

1.4 Intentionally Omitted.

1.5 Guaranteed Obligations Not Reduced by Set-Off. The Guaranteed Obligations and the liabilities and obligations of Guarantor to Lender hereunder shall not be reduced, discharged or released because or by reason of any existing or future set-off, offset, claim or defense of any kind or nature that Borrower, Guarantor or any other Person has or may hereafter have against Lender or against payment of the Indebtedness or the Guaranteed Obligations (other than the defense of actual payment in full of the Guaranteed Obligations), whether such set-off, offset, claim or defense arises in connection with the Guaranteed Obligations or otherwise.

1.6 No Duty to Pursue Others; No Duty to Mitigate. It shall not be necessary for Lender (and Guarantor hereby waives, to the extent such waiver is not prohibited by applicable Legal Requirements, any rights that Guarantor may have to require Lender) to take any action, obtain any judgment or file any claim prior to enforcing this Guaranty, including to (i) institute suit or otherwise enforce Lender’s rights, or exhaust its remedies, against Borrower or any other Person liable on all or any part of the Indebtedness or the Guaranteed Obligations, or against any other Person, (ii) enforce Lender’s rights, or exhaust any remedies available to Lender, against any collateral that shall ever have been given to secure all or any part of the Indebtedness or the Guaranteed Obligations, (iii) join Borrower or any other Person liable on the Guaranteed Obligations in any action seeking to enforce this Guaranty or (iv) resort to any other means of obtaining payment of all or any part of the Indebtedness or the Guaranteed Obligations. Lender shall not be required to mitigate damages or take any other action to reduce, collect or enforce the Guaranteed Obligations.

1.7 Payment by Guarantor. If all or any part of the Guaranteed Obligations shall not be punctually paid or performed when due, whether at demand, maturity, acceleration or otherwise, Guarantor shall, within ten (10) Business Days after receipt of demand by Lender and without presentment, protest, notice of protest, notice of non-payment, notice of intention to accelerate the maturity, notice of acceleration of the maturity or any other notice whatsoever, pay in lawful money of the United States of America, the amount due thereon to Lender. Amounts not paid when due hereunder shall accrue interest at the Default Rate, unless such amounts already include interest at the Default Rate pursuant to the terms of the other Loan Documents. Such demands may be made at any time coincident with or after the time for payment of all or any part of the Guaranteed Obligations and may be made from time to time with respect to the same or different Guaranteed Obligations.

1.8 Application of Payments. If, at any time, there is any Indebtedness or obligations of Borrower to Lender that is not guaranteed by Guarantor, Lender, without in any manner impairing its rights hereunder, may, at its option, apply all amounts realized by Lender from any collateral or security held by Lender first to the payment of such unguaranteed Indebtedness or obligations, with the remaining amounts, if any, to then be applied to the payment of the Indebtedness or obligations guaranteed by Guarantor.

1.9 Waivers.

(a) Guarantor hereby assents to all of the terms and agreements heretofore or hereafter made by Borrower with Lender (including the provisions of the Loan Documents) and hereby waives, to the extent such waiver is not prohibited by applicable Legal Requirements, diligence, presentment, protest, demand on Borrower for payment or otherwise, filing of claims, requirement of a prior proceeding against Borrower and all notices (other than notices expressly provided for hereunder or required to be delivered under applicable law), including notice of:

(i) the acceptance of this Guaranty;

(ii) the present existence or future incurring of all or any part of the Indebtedness, or any future change to the time, manner or place of payment of, or in any other term of all or any part of the Indebtedness or the Guaranteed Obligations;

(iii) any amendment, modification, replacement or extension of any of the Loan Documents (other than this Guaranty and the Environmental Indemnity);

(iv) the execution and delivery by Borrower and Lender of any other loan or credit agreement or of Borrower’s execution and delivery of any promissory note or other documents arising under the Loan Documents or in connection with the Property;

(v) Lender’s transfer, participation, componentization or other disposition of all or any part of the Loan or this Guaranty, or an interest therein, to any Person acquiring all or any portion of, or interest in, the Loan;

(vi) the sale or foreclosure (or posting or advertising for sale or foreclosure), or assignment-in-lieu of foreclosure, of any collateral for the Guaranteed Obligations;

(vii) any protest, proof of non-payment or default by Borrower, or the occurrence of a breach or an Event of Default, or the intent to accelerate or of acceleration in relation to any instrument relating to the Indebtedness or the Guaranteed Obligations;

(viii) the obtaining or release of any guaranty or surety agreement, pledge, assignment or other security for the Indebtedness or the Guaranteed Obligations, or any part thereof; or

(ix) any other action at any time taken or omitted to be taken by Lender generally in accordance with the Loan Documents and all demands and notices of every kind in connection with this Guaranty, the other Loan Documents and any other documents or agreements evidencing, securing or relating to the Indebtedness or the Guaranteed Obligations, or any part thereof, except such notices and demands expressly required to be delivered by Lender herein.

(b) Guarantor hereby waives, to the extent such waiver is not prohibited by applicable Legal Requirements, any and all rights it may now or hereafter have to, and covenants and agrees that it shall not at any time, insist upon, plead or in any manner whatsoever claim or take the benefit or advantage of, any and all appraisal, valuation, stay, extension, marshaling-of-assets or redemption laws, or right of homestead or exemption, whether now or at any time hereafter in force, that may delay, prevent or otherwise affect the performance by Guarantor of its obligations under, or the enforcement by Lender of, this Guaranty. Guarantor hereby further waives, to the extent such waiver is not prohibited by applicable Legal Requirements, any and all rights it may now or hereafter have to, and covenants and agrees that it shall not, set up or claim any defense, counterclaim (other than mandatory counterclaims), cross-claim, set-off, offset, right of recoupment or other objection of any kind to any action, suit or proceeding in law, equity or otherwise, or to any demand or claim that may be instituted or made by Lender hereunder, except for the defense of the actual payment in full of the Guaranteed Obligations hereunder.

(c) Guarantor specifically acknowledges and agrees that the waivers made by it in this Section and in the other provisions of this Guaranty are of the essence of the Loan transaction and that, but for this Guaranty and such waivers, Lender would not make the Loan to Borrower.

1.10 Waiver of Subrogation, Reimbursement and Contribution. Notwithstanding anything to the contrary contained herein, until the repayment in full of the Indebtedness, Guarantor hereby unconditionally and irrevocably waives, releases and abrogates any and all rights it may now or hereafter have under any agreement, at law or in equity (including any law subrogating the Guarantor to the rights of Lender), to assert any claim against or seek contribution, indemnification or any other form of reimbursement from Borrower or any other Person liable for payment of any or all of the Guaranteed Obligations for any payment made by Guarantor under or in connection with this Guaranty or otherwise.

1.11 Reinstatement; Effect of Bankruptcy. Guarantor agrees that if at any time all or any part of any payment at any time received by Lender from, or on behalf of, Borrower or Guarantor under or with respect to this Guaranty is held to constitute a Preferential Payment (as defined in Section 4.4), or if Lender is required to rescind, restore or return all or part of any such payment or pay the amount thereof to another Person for any reason (including the insolvency, bankruptcy reorganization, receivership or other debtor relief law or any judgment, order or decision thereunder), then the Guaranteed Obligations hereunder shall, to the extent of the payment rescinded, restored or returned, be deemed to have continued in existence notwithstanding such previous receipt by Lender, and the Guaranteed Obligations hereunder shall continue to be effective or reinstated, as the case may be, as to such payment as though such previous payment to Lender had never been made.

1.12 Release of Guaranty; Termination.

(a) Notwithstanding anything to the contrary contained in this Guaranty, Guarantor shall have no liability under this Guaranty for any Guaranteed Obligations if (i) such Guaranteed Obligations arise as a result of any act, event or condition first arising or occurring on or after (and not prior to) the earliest to occur of (a) the date of the transfer of title to one-hundred percent (100%) of the Properties to Lender (or any of its Affiliates or designees or a purchaser at a foreclosure sale) pursuant to a foreclosure, deed in lieu of foreclosure or similar action of Lender under the Loan Documents or (b) the date of the transfer of title to one-hundred percent (100%) of the Mezzanine Loan Collateral to Mezzanine Lender (or any of its Affiliates or designees or a purchaser at a foreclosure sale) pursuant to a foreclosure, assignment in lieu of foreclosure or similar action of Mezzanine Lender’s lien under the Mezzanine Loan Documents, and (ii) such act, event or condition referred to in clause (i) was not caused by actions or omissions of Borrower, Master Tenant, Guarantor or any of their respective Affiliates.

(b) This Guaranty will automatically terminate (i) upon repayment in full of the Indebtedness (except for any of the Guaranteed Obligations which by their express terms survive the repayment in full of the Indebtedness) or (ii) in the event Guarantor is replaced in accordance with the terms of the Loan Agreement, upon the delivery to Lender of a replacement guaranty substantially in the form hereof and otherwise reasonably acceptable to Lender by such Person acceptable to Lender in its reasonable discretion with respect to Guaranteed Obligations first arising on or after such date. At such time as this Guaranty is terminated, Lender shall, upon written request of Guarantor, promptly execute such documents (in form and substance reasonably acceptable to Lender) and take such action as may be reasonably necessary to document the termination of this Guaranty (to the extent provided above); provided that Guarantor shall pay and reimburse Lender for all reasonable and actual out of pocket costs and expenses in doing so.

ARTICLE II

EVENTS AND CIRCUMSTANCES NOT

REDUCING OR DISCHARGING GUARANTOR’S OBLIGATIONS

2.1 Events and Circumstances Not Reducing or Discharging Guarantor’s Obligations. Guarantor hereby consents and agrees to each of the following and agrees that Guarantor’s obligations under this Guaranty shall not be released, diminished, impaired, reduced or adversely affected in any way by any of the following, although without notice to or the further consent of Guarantor, and waives, to the extent such waiver is not prohibited by applicable Legal Requirements, any common law, equitable, statutory or other rights (including rights to notice) or defenses that Guarantor might otherwise have as a result of or in connection with any of the following:

(a) Modifications. Any change in the time, manner or place of payment of all or any part of the Indebtedness or the Guaranteed Obligations, or in any other term thereof, or any renewal, extension, increase, alteration, rearrangement, amendment, or other modification to any provision of any of the Loan Documents (other than this Guaranty and the Environmental Indemnity) or any other document, instrument, contract or understanding between Borrower and Lender or any other Person pertaining to the Indebtedness or the Guaranteed Obligations.

(b) Adjustment. Any adjustment, indulgence, forbearance, waiver, consent or compromise that Lender might extend, grant or give to Borrower, Guarantor or any other Person with respect to any provision of this Guaranty or any of the other Loan Documents.

(c) Condition of Borrower or Guarantor. Borrower’s or Guarantor’s voluntary or involuntary liquidation, dissolution, sale of all or substantially all of their respective assets and liabilities, appointment of a trustee, receiver, liquidator, sequestrator or conservator for all or any part of Borrower’s or Guarantor’s assets, insolvency, bankruptcy, assignment for the benefit of creditors, reorganization, consolidation, merger arrangement, composition, readjustment or the commencement of any other similar proceedings affecting Borrower or Guarantor or any of the assets of either of them, including (A) the release or discharge of Borrower from the payment and performance of its obligations under any of the Loan Documents by operation of law or (B) the impairment, limitation or modification of the liability of Borrower, its partners or Guarantor, or of any remedy for the enforcement of Lender’s rights, under this Guaranty or any of the other Loan Documents, resulting from the operation of any present or future provisions of the Bankruptcy Code or other present or future federal, state or applicable statute of law or from the decision in any court.

(d) Invalidity of Guaranteed Obligations. The invalidity, illegality, irregularity or unenforceability of all or any part of this Guaranty or of any of the Loan Documents, or of any other document or agreement executed in connection with the Indebtedness or the Guaranteed Obligations for any reason whatsoever, including the fact that (i)

the Indebtedness or the Guaranteed Obligations, or any part thereof, exceeds the amount permitted by law, (ii) the act of creating the Indebtedness or the Guaranteed Obligations, or any part thereof, is ultra vires, (iii) the officers or representatives executing the Loan Documents or any other document or agreement executed in connection with the creating of the Indebtedness or the Guaranteed Obligations, or any part thereof, acted in excess of their authority, (iv) the Indebtedness or the Guaranteed Obligations, or any part thereof, violates applicable usury laws, (v) Borrower or Guarantor has valid defenses (except the defense of actual payment in full of the applicable Guaranteed Obligations), claims or offsets (whether at law, in equity or by agreement) that render the Indebtedness or the Guaranteed Obligations wholly or partially uncollectible, (vi) the creation, performance or repayment of the Indebtedness or the Guaranteed Obligations, or any part thereof (or the execution, delivery and performance of any document or instrument representing the Indebtedness or the Guaranteed Obligations, or any part thereof, or executed in connection with the Indebtedness or the Guaranteed Obligations, or given to secure the repayment of the Indebtedness or the Guaranteed Obligations, or any part thereof), is illegal, uncollectible, legally impossible or unenforceable or (vii) any of the Loan Documents or any other document or agreement executed in connection with the Indebtedness or the Guaranteed Obligations, or any part thereof, has been forged or otherwise are irregular or not genuine or authentic.

(e) Release of Obligors. Any compromise or full or partial release of the liability of Borrower or any other Person now or hereafter liable, whether directly or indirectly, jointly, severally, or jointly and severally, to pay, perform, guarantee or assure the payment of the obligations under this Guaranty or any of the other Loan Documents.

(f) Release of Collateral; Other Collateral. Any release, surrender, exchange, subordination, deterioration, waste, loss or impairment by Lender (including negligent, willful, unreasonable or unjustifiable impairment) of, or failure to perfect or obtain protection of, any collateral, property or security at any time existing in connection with, or assuring or securing payment of, all or any part of the Indebtedness or the Guaranteed Obligations; or the taking or accepting of any other security, collateral or guaranty or other assurance of payment for all or any part of the Indebtedness or the Guaranteed Obligations.

(g) Offset. Any existing or future right of set-off, offset, claim, counterclaim or defense of any kind or nature against Lender or any other Person, which may be available to or asserted by Guarantor or Borrower (other than the defense of actual payment in full of the Guaranteed Obligations).

(h) Change in Law. Any change in the laws, rules or regulations of any jurisdiction or any present or future action of any Governmental Authority or court amending, varying, reducing or otherwise affecting, or purporting to amend, vary, reduce or otherwise affect, any of the obligations of Borrower under any of the Loan Documents or Guarantor under this Guaranty.

(i) Event of Default. The occurrence of any Event of Default or any potential Event of Default under any of the Loan Documents, whether or not Lender has exercised any of its rights and remedies under the Loan Documents upon the happening of any such Event of Default or potential Event of Default.

(j) Actions Omitted. The absence of any action to enforce any of Lender’s rights under the Loan Documents or available to Lender at law, equity or otherwise, to recover any judgment against Borrower or to enforce a judgment against Borrower under any of the Loan Documents.

(k) Other Dealings. The occurrence of any other dealing, transaction, matter or thing between Guarantor and Lender, other than an amendment or release of this Guaranty executed by Guarantor and Lender, in each of their respective sole discretion.

(l) Application of Sums. The application of any sums by whomsoever paid or however realized to any amounts owing by Guarantor or Borrower to Lender in such manner as Lender shall determine in its sole discretion, subject to, and otherwise in accordance with, the terms of the Loan Agreement and the other Loan Documents.

(m) Ownership Interest. Any change in or termination of the ownership interest of Guarantor (whether direct or indirect).

(n) Other Circumstances. Any other circumstance that might otherwise constitute a legal or equitable discharge or defense of a guarantor generally, it being the unambiguous and unequivocal intention of Guarantor and Lender that the liability of Guarantor hereunder shall be direct and immediate and that Guarantor shall be obligated to pay the Guaranteed Obligations when due, notwithstanding any occurrence, circumstance, event, action, or omission whatsoever, whether contemplated or uncontemplated, and whether or not otherwise or particularly described herein, except for the full and final payment and satisfaction of the Guaranteed Obligations.

2.2 Indebtedness or Other Obligations of Guarantor. If Guarantor is or becomes liable for any Indebtedness owed by Borrower to Lender by endorsement or otherwise, other than under this Guaranty, such liability shall not be in any manner impaired or affected by this Guaranty and the rights of Lender hereunder shall be cumulative of any and all other rights that Lender may ever have against Guarantor. The exercise by Lender of any right or remedy hereunder or under any other instrument or at law or in equity shall not preclude the concurrent or subsequent exercise of any right or remedy under any other instrument or at law or in equity, including the making of multiple demands hereunder. Further, without in any way diminishing or limiting the generality of the foregoing, it is specifically understood and agreed that this Guaranty is given by Guarantor as an additional guaranty to any and all guarantees as may heretofore have been or may hereafter be executed and delivered by Guarantor in favor of Lender, whether relating to the obligations of Borrower under the Loan Documents or otherwise, and nothing herein shall ever be deemed to replace or be in-lieu of any other such previous or subsequent guarantees.

ARTICLE III

REPRESENTATIONS AND WARRANTIES

3.1 Representations and Warranties. To induce Lender to enter into the Loan Documents and extend credit to Borrower, Guarantor hereby represents and warrants to Lender as of the date hereof as follows:

(a) Due Formation, Authorization and Enforceability. Guarantor is duly organized and validly existing under the laws of the jurisdiction of its incorporation or formation, as the case may be, and has full power and legal right to execute and deliver this Guaranty and to perform under this Guaranty and the transactions contemplated hereunder. Guarantor has taken all necessary action to authorize the execution, delivery and performance of this Guaranty and the transactions contemplated hereunder. This Guaranty has been duly authorized, executed and delivered by Guarantor and constitutes a legal, valid and binding obligation of Guarantor, enforceable against Guarantor in accordance with its terms, ,subject to bankruptcy, insolvency and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

(b) Benefit to Guarantor. Guarantor hereby acknowledges that Lender would not make the Loan but for the personal liability undertaken by Guarantor under this Guaranty. Guarantor is an affiliate of Borrower and directly or indirectly benefits from the making of the Loan to Borrower.

(c) Familiarity and Reliance. Guarantor is familiar with, and has independently reviewed books and records regarding, the financial condition of Borrower and is familiar with the value of any and all collateral granted, or intended to be granted, as security for the Indebtedness or the Guaranteed Obligations; provided, however, Guarantor is not relying on such financial condition or such collateral as an inducement to enter into this Guaranty.

(d) No Representation by Lender. Neither Lender nor any other Person has made any representation, warranty or statement to Guarantor or to any other Person in order to induce the Guarantor to execute this Guaranty.

(e) Solvency. Guarantor has not entered into this Guaranty with the actual intent to hinder, delay or defraud any creditor. Guarantor received reasonably equivalent value in exchange for the Guaranteed Obligations. Guarantor is not presently insolvent, and the execution and delivery of this Guaranty will not render Guarantor insolvent.

(f) No Conflicts. The execution and delivery of this Guaranty by Guarantor, and the performance of transactions contemplated hereunder do not and will not (i) conflict with or violate any material Legal Requirements regulation (including Regulation U, Regulation X or Regulation T), order, writ, judgment, injunction, decree or permit affecting Guarantor or any of its assets or property, (ii) conflict with, result in a breach of, or constitute a default (including any circumstance or event that would be a default but for the lack of due notice or lapse of time or both) under any of the terms, conditions or provisions of any of Guarantor’s organizational documents or any material agreement or instrument to which Guarantor is a party, or by which Guarantor or its assets or property are bound or (iii) result in the creation or imposition of any Lien on any of Guarantor’s assets or property.

(g) Litigation. To Guarantor’s knowledge, there is no action, suit, proceeding, arbitration or investigation pending or threatened against Guarantor in any court or by or before any other Governmental Authority, in each case, which, if adversely determined, would reasonably be expected to materially and adversely affect the performance of Guarantor’s obligations and duties under this Guaranty. There are no outstanding or unpaid judgments against Guarantor.

(h) Consents. No consent, approval, authorization, order or filings of or with any court or Governmental Authority is required for the execution, delivery and performance by Guarantor of, or compliance by Guarantor with, this Guaranty or the consummation of the transactions contemplated hereunder, other than those that have been obtained by Guarantor.

(i) Compliance. Guarantor is not in default or violation of any regulation, order, writ, injunction, decree or demand of any Governmental Authority, the violation or default of which would reasonably be expected to materially and adversely affect the condition or business of Guarantor or would reasonably be expected to materially and adversely affect its performance hereunder.

(j) Financial Information. All financial data that have been delivered to Lender with regard to Guarantor (i) are true, complete and correct in all material respects, (ii) accurately represent the financial condition of Guarantor as of the date of such reports in all material respects and (iii) have been prepared in accordance with GAAP throughout the periods covered, except as may be explicitly disclosed therein.

(k) No Defenses. This Guaranty and the obligations of Guarantor hereunder are not subject to, and Guarantor has not asserted, any right of rescission, offset, counterclaim, cross-claim, recoupment or affirmative or other defense of any kind and neither the operation of any of the terms of this Guaranty nor the exercise of any right hereunder will render the Guaranty unenforceable in whole or in part.

(l) Tax Filings. Guarantor has filed (or has obtained effective extensions for filing) all federal, state and local tax returns required to be filed and has paid, or has made adequate provision for the payment of, all federal, state and local taxes, charges and assessments payable by Guarantor, except for taxes (i) that are not yet delinquent or (ii) the nonpayment of which would not reasonably be expected to have a Material Adverse Effect. Guarantor reasonably believes that its tax returns properly reflect in all material respects the incomes and taxes of Guarantor for the periods covered thereby.

(m) No Bankruptcy Filing. Guarantor is not and has not at any time in the past ten (10) years been a debtor in any voluntary or involuntary state or federal bankruptcy, insolvency or similar proceeding. Guarantor is contemplating neither the filing of a petition under any state or federal bankruptcy or insolvency laws nor the liquidation of its assets or property and Guarantor does not have any knowledge of any Person contemplating the filing of any such petition against it. During the ten year period preceding the Closing Date, no such petition has been filed by or against any person who owns or controls, directly or indirectly, ten percent or more of the beneficial ownership interests of Guarantor.

(n) No Change in Facts or Circumstances; Full and Accurate Disclosure. There has been no material adverse change in any condition, fact, circumstance or event, and there is no fact or circumstance presently known to Guarantor that has not been disclosed to Lender, in each case that would make the financial statements or other documents submitted in connection with the Loan or this Guaranty inaccurate, incomplete or otherwise misleading in any material respect or that otherwise materially and adversely affects, or would reasonably be expected to materially and adversely affect, Guarantor or its business, operations or conditions (financial or otherwise).

(o) Embargoed Person. (i) None of the funds or other assets of Guarantor constitute property directly, or, to the best of Guarantor’s knowledge, indirectly, of any Embargoed Person and (ii) none of the funds of Guarantor have been directly, or, to the best of Guarantor’s knowledge, have been indirectly, derived from any unlawful activity. Notwithstanding anything to the contrary contained herein, the representations and warranties contained in this subsection shall survive in perpetuity.

(p) Compliance with Anti-Terrorism, Embargo, Sanctions and Anti-Money Laundering Laws. Guarantor: (a) is not currently identified on the OFAC List and (b) is not a Person with whom a citizen of the United States is prohibited to engage in transactions by any trade embargo, economic sanction, or other prohibition of any Legal Requirement.

(q) Survival. All representations and warranties made by Guarantor herein shall survive the execution hereof.

ARTICLE IV

SUBORDINATION OF CERTAIN DEBT

4.1 Subordination of Guarantor’s Conditional Rights. As used herein, the term “Guarantor’s Conditional Rights” shall mean any and all debts and liabilities of Borrower owed to Guarantor, whether such debts and liabilities now exist or are hereafter incurred or arise, or whether the obligations of Borrower thereon be direct, contingent, primary, secondary, several, joint and several or otherwise, and irrespective of whether such debts or liabilities be evidenced by note, contract, open account or otherwise, and irrespective of the Person or Persons in whose favor such debts or liabilities may, at their inception, have been or may hereafter be created or the manner in which they have been or may hereafter be acquired by Guarantor.

4.2 Liens Subordinate; Standstill. Notwithstanding any other provision of this Guaranty to the contrary, until the repayment in full of the Indebtedness, Guarantor hereby agrees that (i) all Guarantor’s Conditional Rights and any and all liens, security interests, judgment liens, charges or other encumbrances upon Borrower’s assets securing payment of the Guarantor’s Conditional Rights shall be and remain, at all times, inferior and subordinate in all respects to the payment in full of the Indebtedness and any and all liens, security interests, judgment liens, charges or other encumbrances upon Borrower’s assets securing payment of the Indebtedness, regardless of whether such encumbrances in favor of Guarantor or Lender presently exist or are hereafter created or attach, (ii) Guarantor shall not be entitled to, and shall not, receive or collect, directly or indirectly, from Borrower or any other Person any amount pursuant to or in satisfaction of any of the Guarantor’s Conditional Rights and (iii) Guarantor shall not, without the prior written consent of Lender, (x) exercise or enforce any creditor’s right it may have against Borrower in respect of any of the Guarantor’s Conditional Rights or (y) foreclose, repossess, sequester or otherwise take steps or institute any action or proceedings

(judicial or otherwise, including the commencement of, or joinder in, any liquidation, bankruptcy, rearrangement, debtor’s relief or insolvency proceeding) to enforce any liens, mortgages, deeds of trust, security interests, collateral rights, judgments or other encumbrances on assets of Borrower held by Guarantor.

4.3 Claims in Bankruptcy. In the event of receivership, bankruptcy, reorganization, arrangement, debtor’s relief or other insolvency proceedings involving Guarantor as debtor, Lender shall have the right and authority, either in its own name or as an attorney-in-fact for Guarantor, to prove its claim in any such proceeding and to take such other steps as may be necessary so as to establish its rights hereunder and receive directly from the receiver, trustee or other court custodian, dividends and payments that would otherwise be payable pursuant to or in satisfaction of any of the Guarantor’s Conditional Rights. Until the Indebtedness is indefeasibly repaid in full and to the extent not prohibited by applicable Legal Requirements, Guarantor hereby assigns any and all such dividends and payments to Lender.

4.4 Payments Held in Trust. In the event that, notwithstanding anything to the contrary in this Guaranty, Guarantor should receive any funds, payment, claim or distribution that is prohibited by this Guaranty on account of any of the Guarantor’s Conditional Rights and either (i) such amount is paid to Guarantor at any time when any part of the Indebtedness or the Guaranteed Obligations shall not have been paid in full or, (ii) regardless of when such amount is paid to Guarantor, any payment made by, or on behalf of, Borrower to Lender is subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid by Lender or paid over to a trustee, receiver or any other Person, whether under any bankruptcy act or otherwise (such payment, a “Preferential Payment”), then such amount paid to Guarantor shall be held in trust for the benefit of Lender and shall forthwith be paid to Lender to be credited and applied upon the Indebtedness or the Guaranteed Obligations, whether matured or unmatured, in such order as Lender, in its sole and absolute discretion, shall determine. To the extent that any of the provisions of this Article 4 shall not be enforceable, Guarantor agrees that until such time as the Indebtedness and the Guaranteed Obligations have been paid in full and the period of time has expired during which any payment made by Borrower to Lender may be determined to be a Preferential Payment, all of the Guarantor’s Conditional Rights, to the extent not validly waived, shall be subordinate to Lender’s right to full payment of the Indebtedness and the Guaranteed Obligations and Guarantor shall not enforce any of the Guarantor’s Conditional Rights during such period.

ARTICLE V

REPORTING

5.1 Intentionally Omitted.

5.2 Reporting; Existence. The following requirements shall apply Guarantor:

(a) As soon as available, and in any event within ninety (90) days after the close of each Fiscal Year, Guarantor shall furnish to Lender, in an Excel spreadsheet file in electronic format (which may be via an intralinks site at Guarantor’s sole cost and expense), or, in the case of predominantly text documents, in Adobe pdf format, annual financial statements of

Guarantor (provided, however, such spreadsheets and financial statements shall not be required in the event that such items are filed pursuant to a Form 8-K, Form 10-K, or Form 10-Q, as applicable), including a balance sheet, together with related statements of operations, equityholders’ capital and cash flows for such Fiscal Year, audited by a “Big Four” accounting firm whose opinion shall be to the effect that such financial statements have been prepared in accordance with GAAP applied on a consistent basis and shall not be qualified as to the scope of the audit or as to the status of Guarantor as a going concern, other than solely with respect to, or resulting solely from an upcoming maturity date of Indebtedness incurred under the Loan Agreement occurring within one year from the time such opinion is delivered.

(b) As soon as available, and in any event within sixty (60) days after the end of each Fiscal Quarter (but excluding the fourth Fiscal Quarter of each Fiscal Year), Guarantor shall furnish to Lender, in an Excel spreadsheet file in electronic format (which may be via an intralinks site at Guarantor’s sole cost and expense), or, in the case of predominantly text documents, in Adobe pdf format, or in either case, in such other format as may be reasonably acceptable to Lender, quarterly and year-to-date unaudited financial statements, prepared for such fiscal quarter with respect to Guarantor, including a balance sheet of Guarantor as of the end of such Fiscal Quarter, together with related statements of operations, equityholders’ capital and cash flows for such Fiscal Quarter and for the portion of the Fiscal Year ending with such Fiscal Quarter, which statements shall be accompanied by an Officer’s Certificate certifying that the same are true, correct and complete and were prepared in accordance with GAAP applied on a consistent basis, subject to changes resulting from audit and normal year-end audit adjustments.

(c) Guarantor shall make its representatives and officers available to Lender from time to time, upon Lender’s reasonable request, to explain or discuss any financial information provided by Guarantor to Lender under Sections 5.2(a) and (b).

(d) Guarantor will preserve and maintain its legal existence. Until such time as the Indebtedness has been indefeasibly repaid in full, Guarantor shall not enter into any transaction of merger or consolidation or amalgamation, or liquidate, wind up or dissolve itself (or suffer any liquidation, winding up or dissolution) or sell all or substantially all of its assets unless, only with respect to a merger or consolidation or amalgamation, or a sale of all or substantially all of its assets, (i) the surviving entity assumes the obligations of Guarantor hereunder and under the other Loan Documents if not already a party to this Guaranty and the Environmental Indemnity, and (ii) such transaction does not result in a Prohibited Change of Control.

ARTICLE VI

MISCELLANEOUS

6.1 Lender’s Benefit; No Impairment of Loan Documents. This Guaranty is for the benefit of Lender and its successors and assigns and nothing contained herein shall impair, as between Borrower and Lender, the obligations of Borrower under the Loan Documents. Lender and its successors and assigns shall have the right to assign, in whole or in part, this Guaranty and the other Loan Documents to any Person acquiring all or any portion of or interest in the Loan and to participate all or any portion of the Loan, including any servicer or trustee in connection with a Securitization in each case in accordance with the terms of the Loan Agreement.

6.2 Successors and Assigns; Binding Effect. This Guaranty shall be binding upon Guarantor and its successors and assigns and, if Guarantor is a natural person, upon Guarantor’s heirs, executors and legal representatives, whether by voluntary action of the parties or by operation of law. Notwithstanding anything to the contrary herein, Guarantor may in no event delegate or transfer its obligations under, or be released from, this Guaranty, except in accordance with the terms of the Loan Agreement and this Guaranty.

6.3 Borrower. The term “Borrower” as used herein shall include any new or successor corporation, association, partnership (general or limited), limited liability company, joint venture, trust or other individual or organization formed as a result of any merger, reorganization, sale, transfer, devise, gift or bequest of or by Borrower or any interest in Borrower.

6.4 Costs and Expenses. If Guarantor should breach or fail to timely perform any provision of this Guaranty, Guarantor shall, within ten (10) Business Days receipt of demand by Lender, pay to Lender any and all actual, documented out of pocket costs and expenses (including court costs and reasonable attorneys’ fees and expenses) incurred by Lender in connection with the enforcement hereof or the preservation of Lender’s rights hereunder. The covenant contained in this Section shall survive the payment and performance of the Guaranteed Obligations.

6.5 Not a Waiver; No Set-Off. The failure of any party to enforce any right or remedy hereunder, or to promptly enforce any such right or remedy, shall not constitute a waiver thereof, nor give rise to any estoppel against such party, nor excuse any other party from its obligations hereunder, nor shall a single or partial exercise thereof preclude any other future exercise, or the exercise of any other right, power, remedy or privilege. In particular, and not by way of limitation, by accepting payment after the due date of any amount payable under this Guaranty, Lender shall not be deemed to have waived any right either to require prompt payment when due of all other amounts due under this Guaranty or to declare a default for failure to effect prompt payment of any such other amount. Lender shall not be required to mitigate damages or take any other action to reduce, collect or enforce any of the Indebtedness or the Guaranteed Obligations. No set-off, counterclaim (other than compulsory counterclaims), reduction, diminution of any obligations or any defense of any kind or nature that Guarantor has or may hereafter have against Borrower or Lender shall be available hereunder to Guarantor (other than actual payment in full of the Guaranteed Obligations).

6.6 PRIOR AGREEMENTS. THIS GUARANTY CONTAINS THE ENTIRE AGREEMENT OF THE PARTIES HERETO IN RESPECT OF THE GUARANTY DESCRIBED HEREIN, AND ALL PRIOR AGREEMENTS AMONG OR BETWEEN SUCH PARTIES, WHETHER ORAL OR WRITTEN, INCLUDING ANY TERM SHEETS, CONFIDENTIALITY AGREEMENTS AND COMMITMENT LETTERS, ARE SUPERSEDED BY THE TERMS OF THIS GUARANTY AS THEY RELATE TO THE GUARANTY DESCRIBED HEREIN.

6.7 No Oral Change. No modification, amendment, extension, discharge, termination or waiver of any provision of this Guaranty, nor consent to any departure by Guarantor therefrom, shall in any event be effective unless the same shall be in a writing signed by Lender, and then such waiver or consent shall be effective only in the specific instance, and for the purpose, for which given. Except as otherwise expressly provided herein, no notice to, or demand on, Guarantor, shall entitle Guarantor to any other or future notice or demand in the same, similar or other circumstances.

6.8 Separate Remedies. Each and all of Lender’s rights and remedies under this Guaranty and each of the other Loan Documents are intended to be distinct, separate and cumulative and no such right or remedy herein or therein mentioned is intended to be in exclusion of or a waiver of any other right or remedy available to Lender.

6.9 Severability. Wherever possible, each provision of this Guaranty shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Guaranty shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Guaranty.

6.10 Rules of Construction. All references to sections and exhibits are to sections and exhibits in or to this Guaranty unless otherwise specified. Unless otherwise specified: (i) all meanings attributed to defined terms in this Guaranty shall be equally applicable to both the singular and plural forms of the terms so defined, (ii) “including” means “including, but not limited to” and “including, without limitation” and (iii) the words “hereof,” “herein,” “hereby,” “hereunder” and words of similar import when used in this Guaranty shall refer to this Guaranty as a whole and not to any particular provision, article, section or other subdivision of this Guaranty. Whenever the context may require, any pronouns used herein shall include the corresponding masculine, feminine or neuter forms and the singular form of nouns and pronouns shall include the plural and vice versa.

6.11 Headings. The Section headings in this Guaranty are included in this Guaranty for convenience of reference only and shall not constitute a part of this Guaranty for any other purpose.

6.12 Recitals. The recitals and introductory paragraphs of this Guaranty are incorporated herein, and made a part hereof, by this reference.

6.13 Counterparts; Facsimile Signatures. This Guaranty may be executed in any number of counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. Any counterpart delivered by facsimile, pdf or other electronic means shall have the same import and effect as original counterparts and shall be valid, enforceable and binding for the purposes of this Guaranty.

6.14 Notices. All notices, consents, approvals and requests required or permitted hereunder shall be given in writing by expedited prepaid delivery service, either commercial or United States Postal Service, with proof of delivery or attempted delivery, addressed as follows (or at such other address and person as shall be designated from time to time by any party to this Guaranty, as the case may be, in a written notice to the other parties to this Guaranty in the manner provided for in this Section). A notice shall be deemed to have been given when delivered or upon refusal to accept delivery.

If to Lender:	Goldman Sachs Mortgage Company
200 West Street
New York, New York 10282
Attention: General Counsel

and:	Bank of America, N.A.
c/o Capital Markets Servicing Group
900 West Trade Street, Suite 650
Mail Code: NC1-026-06-01
Charlotte, North Carolina 28255
Attention: Servicing Manager
Telephone No: (866) 531-0957
Facsimile No.: (704) 317-4501

With copies to:
Goldman Sachs Mortgage Company
200 West Street
New York, New York 10282
Attention: J. Theodore Borter and Rene Theriault

and to:	Dechert LLP
Cira Centre
2929 Arch Street
Philadelphia, Pennsylvania 19104
Attention: David W. Forti, Esq.

If to Guarantor:	Toys “R” Us, Inc.
1 Geoffrey Way
Wayne, New Jersey 07470
Attention: Treasurer

Toys “R” Us, Inc.
1 Geoffrey Way
Wayne, New Jersey 07470
Attention: General Counsel

with a copy to:	Latham & Watkins LLP
885 Third Avenue
New York, NY 10022-4834
Attention: James I. Hisiger, Esq.

6.15 Governing Law. (A) THIS GUARANTY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO THE CONFLICT OF LAWS PRINCIPLES THEREOF, WITHOUT REGARD TO CHOICE OF LAW RULES (OTHER THAN SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW), TO THE EXTENT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

(B) ANY LEGAL SUIT, ACTION OR PROCEEDING AGAINST GUARANTOR OR LENDER ARISING OUT OF OR RELATING TO THIS GUARANTY MAY BE INSTITUTED IN ANY FEDERAL OR STATE COURT IN NEW YORK, NEW YORK. GUARANTOR AND LENDER HEREBY EACH (i) IRREVOCABLY WAIVE, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN SUCH A COURT AND ANY CLAIM THAT ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM AND (ii) IRREVOCABLY SUBMIT TO THE JURISDICTION OF ANY SUCH COURT IN ANY SUCH SUIT, ACTION OR PROCEEDING. GUARANTOR DOES HEREBY DESIGNATE AND APPOINT:

Corporation Service Company

2711 Centerville Road, Suite 400

Wilmington, DE USA 19808

AS ITS AUTHORIZED AGENT TO ACCEPT AND ACKNOWLEDGE ON ITS BEHALF SERVICE OF ANY AND ALL PROCESS WHICH MAY BE SERVED IN ANY SUCH SUIT, ACTION OR PROCEEDING IN ANY FEDERAL OR STATE COURT IN NEW YORK, NEW YORK, AND AGREES THAT SERVICE OF PROCESS UPON SAID AGENT AT SAID ADDRESS AND WRITTEN NOTICE OF SAID SERVICE MAILED OR DELIVERED TO GUARANTOR IN THE MANNER PROVIDED HEREIN SHALL BE DEEMED IN EVERY RESPECT EFFECTIVE SERVICE OF PROCESS UPON GUARANTOR, IN ANY SUCH SUIT, ACTION OR PROCEEDING IN THE STATE OF NEW YORK.

6.16 Trial by Jury. GUARANTOR AND LENDER, TO THE FULLEST EXTENT THAT EACH MAY LAWFULLY DO SO, HEREBY AGREE NOT TO ELECT A TRIAL BY JURY OF ANY ISSUE TRIABLE OF RIGHT BY JURY, AND WAIVE ANY RIGHT TO TRIAL BY JURY FULLY TO THE EXTENT THAT ANY SUCH RIGHT SHALL NOW OR HEREAFTER EXIST WITH REGARD TO THIS GUARANTY OR ANY OF THE OTHER LOAN DOCUMENTS, OR ANY CLAIM, COUNTERCLAIM OR OTHER ACTION ARISING IN CONNECTION THEREWITH. THIS WAIVER OF RIGHT TO TRIAL BY JURY IS GIVEN KNOWINGLY AND VOLUNTARILY BY GUARANTOR AND LENDER AND IS INTENDED TO ENCOMPASS INDIVIDUALLY EACH INSTANCE AND EACH ISSUE AS TO WHICH THE RIGHT TO A TRIAL BY JURY WOULD OTHERWISE ACCRUE. LENDER IS HEREBY AUTHORIZED TO FILE A COPY OF THIS PARAGRAPH IN ANY PROCEEDING AS CONCLUSIVE EVIDENCE OF THIS WAIVER BY GUARANTOR AND LENDER.

6.17 Brokers and Financial Advisors. Guarantor hereby represents that none of Borrower, Guarantor or any of their respective affiliates has dealt with any financial advisors, brokers, underwriters, placement agents, agents or finders in connection with the transactions contemplated by this Guaranty and/or the other Loan Documents, other than Goldman, Sachs & Co., Bank of America Merrill Lynch, and Lazard Frères & Co. LLC. Guarantor agrees to indemnify and hold Lender harmless from and against any and all claims, liabilities, actual, documented out of pocket costs and expenses of any kind in any way relating to or arising from a claim by any Person that such Person acted on behalf of Borrower, Guarantor or any of their respective affiliates in connection with the transactions contemplated in this Guaranty and/or the other Loan Documents. The provisions of this Section shall survive the expiration and termination of this Guaranty and the repayment of the Indebtedness.

6.18 Impairment of Subrogation Rights; Waivers of Rights Under the Anti-Deficiency Rules. Without limiting any of the other waivers and provisions set forth in this Guaranty, Guarantor hereby irrevocably and unconditionally waives all rights and defenses that Guarantor may have because the Indebtedness is secured in whole or in part by real property, including any rights or defenses that Guarantor may have or be entitled to assert based on or arising out of any one or more of California Code of Civil Procedure Sections 580a, 580b, 580d or 726 or California Civil Code Section 2848. This means, among other things that:

(a) Guarantor hereby agrees that during the continuation of an Event of Default, Lender may elect to foreclose either judicially or nonjudicially against any real or personal property collateral or security it holds for all or any part of the Indebtedness or the Guaranteed Obligations, or accept an assignment of any such collateral or security in-lieu of foreclosure, or compromise or adjust any part of such obligations, or make any other accommodation with Borrower or Guarantor, or exercise any other remedy against Borrower, Guarantor or any collateral or security. No such action by Lender will release or limit the liability of Guarantor to Lender, who shall remain liable under this Guaranty after any such action, even if the effect of any such action is to deprive Guarantor of the right to collect reimbursement from Borrower or any other Person for any sums paid to Lender or of its rights of subrogation, contribution or indemnity against Borrower or any other Person.

Without limiting the foregoing, Guarantor hereby waives all rights and defenses arising out of an election of remedies by Lender, even though such an election of remedies, such as nonjudicial foreclosure with respect to security for any of the Guaranteed Obligations, has impaired or destroyed any right or ability that Guarantor may have to seek reimbursement, contribution, or indemnification for any amounts paid by Guarantor under this Guaranty, by the operation of Section 580d of the California Code of Civil Procedure. Guarantor further understands and acknowledges that in the absence of this waiver such potential impairment or destruction of Guarantor’s rights, if any, may entitle Guarantor to assert a defense to this Guaranty based on California Code of Civil Procedure Section 580d as interpreted in Union Bank v. Gradsky, 265 Cal. App. 2d 40, 71 Cal. Rptr. 64 (1968), on the grounds, among others, that Lender should be estopped from pursuing Guarantor because Lender’s election to foreclose may have impaired or destroyed such subrogation, reimbursement, contribution, or indemnification rights of Guarantor. By execution of this Guaranty, Guarantor hereby intentionally, freely, irrevocably, and unconditionally waives and relinquishes any such defense and agrees that (i) Guarantor will be liable under this Guaranty even though Lender has foreclosed judicially or nonjudicially against any real or personal property collateral or security for Borrower’s obligations, (ii) Guarantor will not assert any such defense in any action or proceeding that Lender may begin to enforce this Guaranty and (iii) Guarantor shall in no event be deemed to have any right, title, interest or claim under any circumstance in or to any real or personal property held by Lender or any third party following any foreclosure or assignment-in-lieu thereof of any such collateral or security.

(b) Guarantor hereby intentionally, freely, irrevocably and unconditionally waives and relinquishes all rights that may be available to Guarantor under any provision of California law or under any California judicial decision, including Sections 580a and 726(b) of the California Code of Civil Procedure, to limit the amount of any deficiency judgment or other judgment that may be obtained against Guarantor under this Guaranty to not more than the amount by which the unpaid Guaranteed Obligations, plus all other Indebtedness due from Borrower under the Loan Documents, exceeds the fair market value or fair value of any real or personal property securing such obligations and any other Indebtedness due from Borrower under the Loan Documents, including all rights to an appraisement of, judicial or other hearing on, or other determination of the value of such property. Guarantor understands and agrees that, as a result of the waiver of the foregoing rights, privileges, benefits and defenses, and without limiting the effect of the foregoing waiver, (i) Lender may have the ability to pursue Guarantor or any other guarantor for a judgment on the Guaranteed Obligations without having first foreclosed on the real or personal property collateral or security for all or any part of the Indebtedness or the Guaranteed Obligations, (ii) Lender may have the ability to sue Guarantor or any other guarantor for a deficiency judgment on the Indebtedness or the Guaranteed Obligations after a non-judicial foreclosure sale or, regardless of any election of remedies by Lender, if the Guaranteed Obligations or any of the other Indebtedness of Borrower to Lender under the Loan Documents is considered to have been provided by a vendor to a buyer and to evidence part of the purchase price for the real or personal property collateral or security and (iii) Lender may be entitled to recover from Guarantor an amount that, when combined with the value of any real or personal property foreclosed upon by Lender (or the proceeds of the sale of which have been received by Lender) and any sums collected by Lender from Borrower or other Person, might exceed the amount of the Guaranteed Obligations plus all other Indebtedness due from Borrower under the Loan Documents.

(c) Notwithstanding the foregoing, nothing contained in this Section shall in any way be deemed to imply that California law or any other state’s law other than New York shall govern this Guaranty or any of the Loan Documents in any respect, except as may be expressly set forth therein, including with respect to the exercise of Lender’s remedies under the Loan Documents.

6.19 Special State Provisions. In the event of any inconsistencies between the other terms and conditions of this Guaranty and this Section 6.19, the terms and conditions of this Section 6.19 shall control and be binding:

(a) With respect to the foregoing provisions contained in this Guaranty, the following shall apply with respect to the State of Colorado:

1. Guarantor hereby waives any rights which might otherwise exist under C.R.S. §§ 13-50-102 or 13-50-103 (or under any corresponding or similar statute, future statute or rule of law) by reason of any release of fewer than all of the guarantors if there are multiple guarantors.

(b) With respect to the foregoing provisions contained in this Guaranty, the following shall apply with respect to the State of Georgia:

1. Guarantor hereby waives any rights which might otherwise exist under the provisions of Section 10-7-24 of O.C.G.A. or 11-3-601 O.C.G.A.

(c) With respect to the foregoing provisions contained in this Guaranty, the following shall apply with respect to the State of Illinois:

1. Guarantor is acting solely as a guarantor and not as a surety and Guarantor hereby specifically waives and agrees not to assert any defense, counterclaim, set-off, benefit or right that Guarantor may now or hereafter have arising under the Illinois Sureties Act, 740 ILCS 155/1, to the extent applicable; and

2. Guarantor hereby expressly waives and agrees not to assert any defense, counterclaim, set-off, benefit or right that Guarantor may now or hereafter have arising out of Lender’s breach of the covenant of good faith and fair dealing.

(d) With respect to the foregoing provisions contained in this Guaranty, the following shall apply with respect to the State of North Carolina:

1. Guarantor waives, to the fullest extent permitted by law, all rights granted by N.C. Gen. Stat. §§ 26-7 through 26-9, inclusive, including, without limitation, all rights to require Lender to proceed against or exhaust any collateral held by Lender to secure the Loan.

(e) With respect to the foregoing provisions contained in this Guaranty, the following shall apply with respect to the State of Oklahoma:

1. Guarantor hereby specifically waives and agrees not to assert any defense, counterclaim, set-off, benefit or right that Guarantor may now or hereafter have pursuant to the provisions of OKLA. STAT. tit. 12 § 686 (2011), OKLA. STAT. tit. 12A § 3-605 (2011) and OKLA. STAT. tit. 15 §§ 323, 334, 335, 337, 338 and 344 (2011).

2. To the extent that the laws of the State of Oklahoma apply to this Guaranty, in addition to all other provisions contained herein, Guarantor further agrees that the validity of this Guaranty and the obligations of Guarantor hereunder shall in no way be terminated, affected or impaired by reason of Lender’s election to foreclose any lien created by the Loan Documents, in which case Lender is authorized to purchase for the account of Lender all or any part of the collateral covered by such lien at public or private sale and to credit the actual amount recovered first against that portion of the obligations for which Guarantor is not liable with any balance remaining to be applied in reduction of the liability of Guarantor hereunder. Guarantor hereby waives any and all claims for set-off of the collateral’s fair market value under 12 O.S. Section 686.

(f) With respect to the foregoing provisions contained in this Guaranty, the following shall apply with respect to the State of South Carolina:

1. GUARANTOR HEREBY WAIVES AND RELINQUISHES ANY AND ALL STATUTORY APPRAISAL RIGHTS WHICH MEANS THE HIGH BID AT THE JUDICIAL FORECLOSURE SALE WILL BE APPLIED TO THE DEBT REGARDLESS OF ANY APPRAISED VALUED OF THE INDIVIDUAL PROPERTY AND/OR PROPERTIES.

2. GUARANTOR ACKNOWLEDGES AND AFFIRMS THAT IT RECEIVED WRITTEN NOTIFICATION BEFORE THE TRANSACTION THAT A WAIVER OF STATUTORY APPRAISAL RIGHTS WAS REQUIRED IN ACCORDANCE WITH THE PROVISIONS OF S.C. CODE ANN. SECTION 29-3-680.

(g) With respect to the foregoing provisions contained in this Guaranty, the following shall apply with respect to the State of Texas:

1. Guarantor hereby expressly waives any rights or defenses Guarantor may or might otherwise become entitled to with respect to the provisions of Section 17.001 and Sections 43.002 and 43.003 of the Texas Civil Practice and Remedies Code, as amended, and the provisions of Sections 51.003, 51.004, and 51.005 of the Texas Property Code, as amended from time to time, and agrees that the rights of Guarantor pursuant to the provisions of Section 43.004 of the Texas Civil Practice and Remedies Code, as amended, shall be subject to, secondary, subordinate and inferior in all respects to the rights of Lender pursuant to this Guaranty.

2. Usury Disclaimer. No provision herein or in the Note or the Loan Documents shall be construed to be or to create a contract by Guarantor to pay, as consideration for the use, forbearance, or detention of money, interest in excess of the rate or amount allowed by law. If any excess of interest in such respect is provided for herein or in any such promissory note, security instrument, or any other loan agreement, the provisions of this Section shall govern, and neither Borrower nor Guarantor shall be obligated to pay the amount of such interest to the extent that it is in excess of the amount permitted by applicable law. The intention of the parties is to conform strictly to the usury laws now in force. This Guaranty, the Note and the Loan Documents shall be held subject to reduction to the amount allowed under said usury laws as now or hereafter construed by the courts having jurisdiction.

(h) With respect to the foregoing provisions contained in this Guaranty, the following shall apply with respect to the State of California:

1. Guarantor hereby waives the rights and benefits under California Civil Code (“CC”) Section 2819, and agrees that by doing so Guarantor’s liability shall continue even if the Lender alters any obligations under the Loan Documents in any respect or the Lender’s remedies or rights against the Borrower are in any way impaired or suspended without Guarantor’s consent.

2. Guarantor hereby waives any and all benefits and defenses under CC Section 2810 and agrees that by doing so Guarantor is liable even if the Borrower had no liability at the time of execution of the Note or thereafter ceased to be liable. Guarantor hereby waives any and all benefits and defenses under CC Section 2809 and agrees that by doing so Guarantor’s liability may be larger in amount and more burdensome than that of the Borrower.

3. Guarantor hereby waives any and all benefits and defenses under CC Sections 2845, 2849, 2850, 2899 and 3433, including, without limitation, the right to require the Lender to (i) proceed against the Borrower or any other guarantor or pledgor, (ii) proceed against or exhaust any security or collateral the Lender may hold, or (iii) pursue any other right or remedy for Guarantor’s benefit, and agrees that the Lender may proceed against Guarantor for the Guaranteed Obligations without taking any action against the Borrower or any other guarantor or pledgor and without proceeding against or exhausting any security or collateral the Lender holds. Guarantor agrees that the Lender may unqualifiedly exercise in its sole and absolute discretion, any or all rights and remedies available to it against the Borrower or any other guarantor or pledgor without impairing the Lender’s rights and remedies in enforcing this Guaranty, under which Guarantor’s liabilities shall remain independent and unconditional. Guarantor agrees that the Lender’s exercise of certain of such rights or remedies may affect or eliminate Guarantor’s right of subrogation or recovery against the Borrower and that Guarantor may incur partially or totally non-reimbursable liability under this Guaranty. Without limiting the generality of the foregoing, Guarantor expressly waives any and all benefits and defenses under or based upon (1) California Code of Civil Procedure (“CCP”) Section 580a or 726(b), which would otherwise limit Guarantor’s liability after a non-judicial or judicial foreclosure sale to the difference between the obligations guaranteed herein and the fair market value or fair value, respectively, of the Premises or interests sold at such non-judicial or judicial foreclosure sale, (2) CCP Sections 580b and 580d, which would otherwise limit the Lender’s right to recover a deficiency judgment with respect to purchase money obligations and after a non-judicial or judicial foreclosure sale, respectively, (3) CCP Section 726 which, among other things, would otherwise require the Lender to exhaust all of its security before a personal judgment may be obtained for a deficiency, and (4) Union Bank v. Gradsky or subsequent judicial decisions arising out of or related to CCP Sections 726, 580a, 580b or 580d.

4. Without limiting the generality of the foregoing, Guarantor waives all rights and defenses arising out of an election of remedies by the Lender, even though that election of remedies, such as a nonjudicial or judicial foreclosure with respect to security for a Guaranteed Obligations, has destroyed Guarantor’s rights of subrogation and reimbursement against the Borrower by the operation of Section 580d of the California Code of Civil Procedure or otherwise. In addition, Guarantor waives all rights and defenses that Guarantor may have because the Guaranteed Obligation is secured by real property. This means, among other things:

a. The Lender may collect from Guarantor without first foreclosing on any real or personal property collateral pledged by the Borrower.

b. If the Lender forecloses on any real property collateral pledged by the Borrower:

(1) The amount of the Guaranteed Obligations may be reduced only by the price for which that collateral is sold at the foreclosure sale, even if the collateral is worth more than the sale price.

(2) The Lender may collect from Guarantor even if the Lender, by foreclosing on the real property collateral, has destroyed any right Guarantor may have to collect from the Borrower.

This is an unconditional and irrevocable waiver of any rights and defenses Guarantor may have because the Guaranteed Obligations is secured by real property. These rights and defenses include, but are not limited to, any rights or defenses based upon Section 580a, 580b, 580d or 726 of the California Code of Civil Procedure.

5. Guarantor hereby waives all benefits and defenses under CC Sections 2847, 2848 and 2849 and agrees that Guarantor shall have no right of subrogation or reimbursement against the Borrower, no right of subrogation against any collateral or security provided for in the Loan Documents and no right of contribution against any other guarantor or pledgor unless and until all amounts due under the Loan Documents have been paid in full and the Lender has released, transferred or disposed of all of its right, title and interest in any collateral or security. To the extent Guarantor’s waiver of these rights of subrogation, reimbursement or contribution as set forth herein is found by a court of competent jurisdiction to be void or voidable for any reason, Guarantor agrees that Guarantor’s rights of subrogation and reimbursement against the Borrower and Guarantor’s right of subrogation against any collateral or security shall be unconditionally junior and subordinate to the Lender’s rights against the Borrower and to the Lender’s right, title and interest in such collateral or security, and Guarantor’s right of contribution against any other guarantor or pledgor shall be unconditionally junior and subordinate to the Lender’s rights against such other guarantor or pledgor.

6. WITHOUT LIMITING THE GENERALITY OF THE FOREGOING OR ANY OTHER PROVISION HEREOF, TO THE EXTENT PERMITTED BY LAW, GUARANTOR EXPRESSLY WAIVES AND AGREES NOT TO ASSERT ANY AND ALL RIGHTS AND DEFENSES ARISING DIRECTLY OR INDIRECTLY UNDER ANY ONE OR MORE OF CALIFORNIA CIVIL CODE SECTIONS 2787 TO 2855 INCLUSIVE AND CHAPTER 2 OF TITLE 14, 2899 AND 3433 AND UNDER CALIFORNIA CODE OF CIVIL PROCEDURE SECTIONS 580A, 580B, 580D AND 726.

(i) With respect to the foregoing provisions contained in this Guaranty, the following shall apply with respect to the State of Oregon:

UNDER OREGON LAW, MOST AGREEMENTS, PROMISES AND COMMITMENTS MADE BY LENDER CONCERNING LOANS AND OTHER CREDIT EXTENSIONS WHICH ARE NOT FOR PERSONAL, FAMILY OR HOUSEHOLD PURPOSES OR SECURED SOLELY BY BORROWER’S RESIDENCE MUST BE IN WRITING, EXPRESS CONSIDERATION AND BE SIGNED BY AN AUTHORIZED REPRESENTATIVE OF LENDER TO BE ENFORCEABLE.

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IN WITNESS WHEREOF, the undersigned has executed this Guaranty all as of the day and year first above written.

GUARANTOR: TOYS “R” US, INC., a Delaware corporation

By:	/s/ Chetan Bhandari
	Name: Title:	Chetan Bhandari Senior Vice President – Corporate Finance and Treasurer